Exhibit 99.2

Trend Sheet for GAAP Statement of Operations
(unaudited, in thousands, except per share data)
	Three Months Ended
	Jan 31,	Oct 31,	July 31,	Apr 30,	Jan 31,	Oct 31,	July 31,	Apr 30,
	2011	2010	2010	2010	2010	2009	2009	2009
Income Statement
Net revenues	$55,818	$50,854	$51,550	$61,386	$68,652	$57,082	$57,611	$55,121
Hardware revenues (2)	14,436	9,532	9,481	18,169	23,389	10,030	8,762	6,606
Cost of hardware revenues	24,702	13,566	11,546	19,219	27,962	14,436	12,935	10,576

Service and Technology revenues	$41,382	$41,322	$42,069	$43,217	$45,263	$47,052	$48,849	$48,515
Service revenues	34,453	34,298	35,654	36,244	38,442	37,701	41,500	42,129
Technology revenues	6,929	7,024	6,415	6,973	6,821	9,351	7,349	6,386

Cost of service & technology revenues	$15,756	$14,050	$14,098	$15,424	$15,310	$15,945	$15,693	$14,633
Cost of service revenues (1)	10,347	9,878	9,887	10,403	10,876	10,021	9,831	10,150
Cost of technology revenues (1)	5,409	4,172	4,211	5,021	4,434	5,924	5,862	4,483

Gross margin of service & technology revenues	$25,626	$27,272	$27,971	$27,793	$29,953	$31,107	$33,156	$33,882

Operating expenses
Research and development (1)	$23,204	$20,446	$19,326	$18,628	$18,245	$15,370	$14,358	$15,066
Sales and marketing (1)	7,048	6,157	6,622	7,760	6,385	5,727	5,463	5,695
Sales and marketing, subscription acquisition costs	2,214	1,398	1,366	3,191	2,022	1,206	838	982
General and administrative (1)	17,525	16,162	14,103	11,697	10,167	11,165	11,227	12,242
Interest and other income (expense)	$301	$348	$236	$367	$422	$296	$214	$190
Provision for income tax	(58)	(43)	(29)	(34)	1,035	24	(19)	(16)
Net income (loss)	(34,388)	(20,620)	(15,304)	(14,200)	(9,982)	(6,447)	(2,708)	(3,899)
Net income (loss) per basic common share	$(0.30)	$(0.18)	$(0.13)	$(0.13)	$(0.09)	$(0.06)	$(0.03)	$(0.04)
Net income (loss) per diluted common share	$(0.30)	$(0.18)	$(0.13)	$(0.13)	$(0.09)	$(0.06)	$(0.03)	$(0.04)
Weighted average common shares outstanding - basic	114,444	114,180	113,815	111,490	108,713	107,822	105,840	102,279
Weighted average common shares outstanding - diluted	114,444	114,180	113,815	111,490	108,713	107,822	105,840	102,279

Balance Sheet & Cash Flow
Cash & cash equivalents, and short-term investments	$209,437	$227,490	$242,659	$255,476	$244,582	$245,036	$237,871	$215,177
Net cash provided by (used in) operating activities (YTD)	(58,727)	(38,826)	(24,408)	(12,672)	9,580	12,276	9,874	5,462

(1) Includes Stock-based compensation expenses as follows:	$6,626	$6,442	$6,788	$5,586	$6,151	$6,149	$5,984	$7,070
Cost of services revenues	219	209	232	132	266	280	289	263
Cost of technology revenues	383	777	616	484	512	636	614	557
Research and development	2,281	1,935	2,529	1,786	2,152	2,001	1,960	2,491
Sales and marketing	1,013	987	866	817	668	664	550	685
General and administrative	2,730	2,534	2,545	2,367	2,553	2,568	2,571	3,074

(2) The consolidated statement of operations included in this trend sheet have been amended to reflect increases in net hardware revenues to correct immaterial errors related to over payments of revenue share.

Trend Sheet for Non-GAAP Key Financial Metrics(1)
(unaudited, in thousands except per share data)
	Three Months Ended
	Jan 31,	Oct 31,	July 31,	Apr 30,	Jan 31,	Oct 31,	July 31,	Apr 30,
	2011	2010	2010	2010	2010	2009	2009	2009
Reconciliation to EBITDA and Adjusted EBIDTA
Net income (loss)	(34,388)	$(20,620)	$(15,304)	$(14,200)	$(9,982)	$(6,447)	$(2,708)	$(3,899)
Add back:
Depreciation & amortization	2,226	2,264	2,339	2,221	2,301	2,249	2,300	2,310
Interest income & expense	(299)	(348)	(381)	(369)	(426)	(287)	(136)	(190)
Provision for income tax	58	43	29	34	(1,035)	(24)	19	16
EBITDA	$(32,403)	$(18,661)	$(13,317)	$(12,314)	$(9,142)	$(4,509)	$(525)	$(1,763)
Stock-based compensation	6,626	6,442	6,788	5,586	6,151	6,149	5,984	7,070
Adjusted EBITDA	$(25,777)	$(12,219)	$(6,529)	$(6,728)	$(2,991)	$1,640	$5,459	$5,307

Subscription Metrics
TiVo-Owned subscription gross additions	60	35	32	33	46	34	31	37
TiVo-Owned subscription cancellations	(115)	(80)	(80)	(84)	(118)	(79)	(73)	(67)
TiVo-Owned churn rate per month	(3.0)%	(2.0)%	(1.9)%	(2.0)%	(2.6)%	(1.7)%	(1.5)%	(1.4)%
TiVo-Owned net additions (losses)	(55)	(45)	(48)	(51)	(72)	(45)	(42)	(30)
TiVo-Owned cumulative subscriptions	1,266	1,321	1,366	1,414	1,465	1,537	1,582	1,624
% of TiVo-Owned cumulative subscriptions paying recurring fees	56%	56%	56%	57%	58%	58%	59%	59%
Fully amortized active lifetime subscriptions	310	282	280	282	279	237	219	215

MSOs/Broadcasters' net additions (losses) (2)	(168)	(67)	(77)	(45)	(59)	(269)	(104)	(109)

Total subscription net additions (losses)	(223)	(112)	(125)	(96)	(131)	(314)	(146)	(139)
Total cumulative subscriptions	2,049	2,272	2,384	2,509	2,605	2,736	3,050	3,196

TiVo-Owned ARPU & Subscription Acquisition Costs
TiVo-Owned-related service revenues	30,159	$30,628	$31,835	$32,484	$34,252	$35,808	$37,185	$37,607
TiVo-Owned average subscriptions	1,296	1,345	1,390	1,437	1,506	1,560	1,604	1,639
TiVo-Owned ARPU per month	$7.76	$7.59	$7.63	$7.54	$7.58	$7.65	$7.73	$7.65

TiVo-Owned total acquisition costs (Quarterly) (4)	$13,613	$6,230	$3,810	$5,520	$7,349	$5,599	$5,094	$4,919
TiVo-Owned subscription gross additions (Quarterly)	60	35	32	33	46	34	31	37
TiVo-Owned subscription acquisition costs (Quarterly) (4)	$227	$178	$119	$167	$160	$165	$164	$133

TiVo-Owned total acquisition costs ( 12 months ended) (4)	$29,173	$22,909	$22,278	$23,562	$22,961	$22,162	$22,466	$22,094
TiVo-Owned subscription gross additions (12 months ended)	160	146	145	144	148	161	171	176
TiVo-Owned subscription acquisition costs (12 months ended) (4)	$182	$157	$154	$164	$155	$138	$131	$126

MSOs/Broadcasters' ARPU
MSOs/Broadcasters'-related service revenues (3)	4,294	$3,670	$3,819	$3,760	$4,190	$1,893	$4,315	$4,522
MSOs/Broadcasters' average subscriptions	905	984	1,063	1,120	1,165	1,378	1,521	1,625
MSOs/Broadcasters' ARPU per month (3)	$1.58	$1.24	$1.20	$1.12	$1.20	$0.46	$0.95	$0.93
(1) This presentation is not prepared under a comprehensive set of accounting rules or principles such as GAAP.
(2) MSOs/Broadcasters Subscription Net Additions/(Losses) in the third quarter ended October 31, 2009 would have been a loss of (123,000) subscriptions, excluding a one time reduction of 146,000 subscriptions associated with a subscription over-reporting error by DIRECTV.
(3) MSOs/Broadcasters-related ARPU in the third quarter ended October 31, 2009 would have been approximately $0.88, but for the one time reduction of $1.8 million in MSOs/Broadcasters-related service revenues and the one time reduction of 146,000 subscriptions associated with the correction of a subscription over-reporting error by DIRECTV.
(4) Total acquisition costs and subscription acquisition costs have been revised to reflect decreases in total acquisition costs and subscription acquisition costs associated with immaterial errors related to an over payment of revenue share during fiscal year 2010 and fiscal year 2009.

EBITDA and Adjusted EBITDA Results. TiVo's "EBITDA" means income before interest income and expense, provision for income taxes and depreciation and amortization. TiVo's "Adjusted EBITDA" is EBITDA less expense for stock-based compensation. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis of our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors evaluate our operating performance over multiple periods. Management does not use EBITDA or Adjusted EBITDA as a measure of liquidity because, among other things, they do not exclude the impact of deferred revenues associated with the amortization of product lifetime subscriptions. We do not use stock-based compensation expense in our internal measures. A limitation associated with these non-GAAP measures is that they do not include any stock-based compensation expense related to hiring, retaining, and incentivizing the Company's workforce. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

	Three Months Ended
(Subscriptions in thousands)	Jan 31, 2011	Oct 31, 2010	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009
TiVo-Owned Subscription Gross Additions:	60	35	32	33	46	34	31	37
Subscription Net Additions/(Losses):
TiVo-Owned	(55)	(45)	(48)	(51)	(72)	(45)	(42)	(30)
*MSOs/Broadcasters	(168)	(67)	(77)	(45)	(59)	(269)	(104)	(109)
Total Subscription Net Additions/(Losses)	(223)	(112)	(125)	(96)	(131)	(314)	(146)	(139)
Cumulative Subscriptions:
TiVo-Owned	1,266	1,321	1,366	1,414	1,465	1,537	1,582	1,624
MSOs/Broadcasters	783	951	1,018	1,095	1,140	1,199	1,468	1,572
Total Cumulative Subscriptions	2,049	2,272	2,384	2,509	2,605	2,736	3,050	3,196
Fully Amortized Active Lifetime Subscriptions	310	282	280	282	279	237	219	215
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	56%	56%	56%	57%	58%	58%	59%	59%

* MSOs/Broadcasters Subscription Net Additions/(Losses) in the third quarter ended October 31, 2009 would have been a loss of (123,000) subscriptions, excluding a one time reduction of (146,000) subscriptions associated with a subscription over-reporting error by DIRECTV.
Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.
We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. We amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes. Our MSOs/Broadcasters subscription data is based in part on reporting from our third party MSOs/Broadcasters partners.

	Three Months Ended
(Subscriptions in thousands)	Jan 31, 2011	Oct 31, 2010	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009
Average TiVo-Owned subscriptions	1,296	1,345	1,390	1,437	1,506	1,560	1,604	1,639
TiVo-Owned subscription cancellations	(115)	(80)	(80)	(84)	(118)	(79)	(73)	(67)
TiVo-Owned churn rate per month	(3.0)%	(2.0)%	(1.9)%	(2.0)%	(2.6)%	(1.7)%	(1.5)%	(1.4)%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video on Demand services, as well as, increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.
We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended
	Jan 31, 2011	Oct 31, 2010	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009
	(In thousands, except SAC)
Subscription Acquisition Costs
Sales and marketing, subscription acquisition costs	$2,214	$1,398	$1,366	$3,191	$2,022	$1,206	$838	$982
Hardware revenues	(14,436)	(9,532)	(9,481)	(18,169)	(23,389)	(10,030)	(8,762)	(6,606)
Less: MSOs/Broadcasters-related hardware revenues	4,431	3,416	1,601	5,437	12,818	190	1,516	(27)
Cost of hardware revenues	24,702	13,566	11,546	19,219	27,962	14,436	12,935	10,576
Less: MSOs/Broadcasters-related cost of hardware revenues	(3,298)	(2,618)	(1,222)	(4,158)	(12,064)	(203)	(1,433)	(6)
Total Acquisition Costs	13,613	6,230	3,810	5,520	7,349	5,599	5,094	4,919
TiVo-Owned Subscription Gross Additions	60	35	32	33	46	34	31	37
Subscription Acquisition Costs (SAC)	$227	$178	$119	$167	$160	$165	$164	$133

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters' gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters' sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended
TiVo-Owned Average Revenue per Subscription	Jan 31, 2011	Oct 31, 2010	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009
	(In thousands, except ARPU)
Total service revenues	34,453	34,298	35,654	36,244	38,442	37,701	41,500	42,129
Less: MSOs/Broadcasters’-related service revenues	(4,294)	(3,670)	(3,819)	(3,760)	(4,190)	(1,893)	(4,315)	(4,522)
TiVo-Owned-related service revenues	30,159	30,628	31,835	32,484	34,252	35,808	37,185	37,607
Average TiVo-Owned revenues per month	10,053	10,209	10,612	10,828	11,417	11,936	12,395	12,536
Average TiVo-Owned per month subscriptions	1,296	1,345	1,390	1,437	1,506	1,560	1,604	1,639
TiVo-Owned ARPU per month	$7.76	$7.59	$7.63	$7.54	$7.58	$7.65	$7.73	$7.65

	Three Months Ended
MSOs/Broadcasters’ Average Revenue per Subscription	Jan 31, 2011	Oct 31, 2010	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009
	(In thousands, except ARPU)
Total service revenues	34,453	34,298	35,654	36,244	38,442	37,701	41,500	42,129
Less: TiVo-Owned-related service revenues	(30,159)	(30,628)	(31,835)	(32,484)	(34,252)	(35,808)	(37,185)	(37,607)
*MSOs/Broadcasters’-related service revenues	4,294	3,670	3,819	3,760	4,190	1,893	4,315	4,522
Average MSOs/Broadcasters’ revenues per month	1,431	1,223	1,273	1,253	1,397	631	1,438	1,507
Average MSOs/Broadcasters’ per month subscriptions	905	984	1,063	1,120	1,165	1,378	1,521	1,625
*MSOs/Broadcasters’ ARPU per month	$1.58	$1.24	$1.20	$1.12	$1.20	$0.46	$0.95	$0.93

*MSOs/Broadcasters-related ARPU in the third quarter ended October 31, 2009 would have been approximately $0.88, but for the one time reduction of $1.8 million in MSOs/Broadcasters-related service revenues and the one time reduction of 146,000 subscriptions associated with the correction of a subscription over-reporting error by DIRECTV.

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. You should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.
We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters' subscription service revenues and MSOs/Broadcasters'-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.
We calculate ARPU per month for MSOs/Broadcasters' subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters'-related service revenues by the average MSOs/Broadcasters' subscriptions for the period. The above table shows this calculation.